EXHIBIT 1.1
BANKRATE, INC.

Common Stock

UNDERWRITING AGREEMENT

                         , 2006
Credit Suisse Securities (USA) LLC,
As Representative of the Several Underwriters,
Eleven Madison Avenue,
New York, NY 10010-3629

1. Introductory. Bankrate, Inc., a Florida corporation (“Company”), proposes to issue and sell from time to time shares of its common stock, par value $0.01 per share (“Common Stock”) and some or all of the stockholders listed in Schedule I hereto (“Selling Stockholders”) propose severally (and not jointly and severally) to sell from time to time shares of Common Stock of the Company, registered under the registration statement referred to in Section 2(a) (“Registered Securities”). Particular offerings of the Registered Securities will be sold pursuant to a Terms Agreement referred to in Section 3, for resale in accordance with terms of offering determined at the time of sale.

The Registered Securities involved in any such offering are hereinafter referred to as the “Offered Securities” and will be specified in a Terms Agreement referred to in Section 3. The firm or firms which agree to purchase the Offered Securities are hereinafter referred to as the “Underwriters” of such securities, and the representative or representatives of the Underwriters, if any, specified in a Terms Agreement referred to in Section 3 are hereinafter referred to as the “Representatives”; provided, however, that if the Terms Agreement does not specify any representative of the Underwriters, the term “Representatives”, as used in this Agreement (other than in Sections 2(b), 6(c) and 8 and the second sentence of Section 3), shall mean the Underwriters.

2. Representations and Warranties of the Company and/or the Selling Stockholders.

(a) The Company, as of the date of each Terms Agreement referred to in Section 3, represents and warrants to, and/or agrees with, as appropriate, each Underwriter that:

(i) A registration statement (No. 333-132698), including a prospectus or prospectus supplement, relating to the Registered Securities has been filed with the Securities and Exchange Commission (“Commission”) and has been declared effective by the Commission on [                          ], 2006. “Registration Statement” as of any time means such registration statement in the form then filed with the Commission, including any amendment thereto, any document incorporated by reference therein and any information in a prospectus or prospectus supplement deemed or retroactively deemed to be a part thereof pursuant to Rule 430B (“Rule 430B”) or 430C (“Rule 430C”) under the Securities Act of 1933 (“Act”) that has not been superseded or modified. “Registration Statement” without reference to a time means the Registration Statement as of the time of the first contract of sale for the Offered Securities, which time shall be considered the “Effective Date” of the Registration Statement relating to the Offered Securities. For purposes of this definition, information contained in a form of prospectus or prospectus supplement that is deemed retroactively to be a part of the Registration Statement pursuant to Rule 430B shall be considered to be included in the Registration Statement as of the time specified in Rule 430B.

“Statutory Prospectus” as of any time means the prospectus relating to the Offered Securities that is included in the Registration Statement immediately prior to that time, including any document incorporated by reference therein and any basic prospectus or prospectus supplement deemed to be a part thereof pursuant to Rule 430B or 430C that has not been superseded or modified. For purposes of this definition, information contained in a form of prospectus (including a prospectus supplement) that is deemed retroactively to be a part of the Registration Statement pursuant to Rule 430B shall be considered to be included in the Statutory Prospectus only as of the actual time that form of prospectus (including a prospectus supplement) is filed with the Commission pursuant to Rule 424(b) (“Rule 424(b)”) under the Act. “Prospectus” means the Statutory Prospectus that discloses the public offering price and other final terms of the Offered Securities and otherwise satisfies Section 10(a) of the Act.

“Issuer Free Writing Prospectus” means any “issuer free writing prospectus,” as defined in Rule 433 (“Rule 433”) under the Act, relating to the Offered Securities in the form filed or required to be filed with the Commission or, if not required to be filed, in the form retained in the Company’s records pursuant to Rule 433(g).

“General Use Issuer Free Writing Prospectus” means any Issuer Free Writing Prospectus that is intended for general distribution to prospective investors, as evidenced by its being specified in a schedule to the Terms Agreement. “Limited Use Issuer Free Writing Prospectus” means any Issuer Free Writing Prospectus that is not a General Use Issuer Free Writing Prospectus and includes any roadshow materials that are an Issuer Free Writing Prospectus under Rule 433. “Applicable Time” means the time and date so stated in the Terms Agreement referred to in Section 3.

(ii) At the time the Registration Statement initially became effective, at the time of each amendment thereto for the purposes of complying with Section 10(a)(3) of the Act (whether by post effective amendment, incorporated report or form of prospectus) and on the Effective Date relating to the Offered Securities, the Registration Statement conformed and will conform in all material respects to the requirements of the Act and the rules and regulations of the Commission (“Rules and Regulations”) and did not and will not include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading. On the date of each Terms Agreement referred to in Section 3, the Registration Statement and the Prospectus will conform in all material respects to the requirements of the Act and the Rules and Regulations, and neither of such documents will include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, except that the foregoing does not apply to statements in or omissions from any of such documents made in reliance upon written information furnished to the Company by any Underwriter through the Representatives, if any, specifically for use therein.

(iii) The date of the Terms Agreement is not more than three years subsequent to the more recent of the initial effective date of the Registration Statement or December 1, 2005. If, immediately prior to the third anniversary of the more recent of the initial effective date of the Registration Statement or December 1, 2005, any Offered Securities identified on an executed Terms Agreement remain unsold by the Underwriters, the Company will prior to that third anniversary file, if it has not already done so, a new shelf registration statement relating to the Offered Securities, in a form satisfactory to the Lead Underwriter (as defined in Section 3), will use its best efforts to cause such registration statement to be declared effective within 180 days after that third anniversary, and will take all other action necessary or appropriate to permit the public offering and sale of the Offered Securities to continue as contemplated in the expired registration statement relating to the Offered Securities. References herein to the Registration Statement shall include such new shelf registration statement.

(iv) (i) At the earliest time after the filing of the Registration Statement that the Company or another offering participant made a bona fide offer (within the meaning of Rule 164(h)(2) under the Act) of the Offered Securities and (ii) at the date of the Terms Agreement, the Company was not and is not an “ineligible issuer,” as defined in Rule 405 (“Rule 405”) under the Act, including (x) the Company or any entity that at the time was a subsidiary of the Company in the preceding three years not having been convicted of a felony or misdemeanor described in paragraphs (i) through (iv) of Section 15(b)(4)(B) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) or having been made the subject of a judicial or administrative decree or order as described in Rule 405 and (y) the Company not having been the subject in the immediately preceding three years of a petition under federal bankruptcy laws or any state insolvency law as described in Rule 405, not having had a registration statement be the subject of a pending proceeding under Section 8 of the Act and not being the subject of a pending proceeding under Section 8A of the Act in connection with the offering of the Offered Securities, all as described in Rule 405.

(v) As of the Applicable Time, neither (i) the General Use Issuer Free Writing Prospectus(es) issued at or prior to the Applicable Time, the Statutory Prospectus, and any documents listed or disclosures in a Schedule attached to the Terms Agreement, all considered together (collectively, the “General Disclosure Package”), nor (ii) any individual Limited Use Issuer Free Writing Prospectus, when considered together with the General Disclosure Package, included any untrue statement of a material fact or omitted to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The preceding sentence does not apply to statements in or omissions from any prospectus included in the Registration Statement or any Issuer Free Writing Prospectus in reliance upon and in conformity with written information furnished to the Company by any Underwriter through the Representatives specifically for use therein, it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in the Terms Agreement.

(vi) Each Issuer Free Writing Prospectus, as of its issue date and at all subsequent times through the completion of the public offer and sale of the Offered Securities or until any earlier date that the Company notified or notifies the Lead Underwriter as described in the next sentence, did not, does not and will not include any information that conflicted, conflicts or will conflict with the information then contained in the Registration Statement. If at any time following issuance of an Issuer Free Writing Prospectus there occurred or occurs an event or development as a result of which such Issuer Free Writing Prospectus conflicted or would conflict with the information then contained in the Registration Statement or included or would include an untrue statement of a material fact or omitted or would omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances prevailing at that subsequent time, not misleading, (i) the Company has promptly notified or will promptly notify the Lead Underwriter and (ii) the Company has promptly amended or will promptly amend or supplement such Issuer Free Writing Prospectus to eliminate or correct such conflict, untrue statement or omission. The foregoing two sentences do not apply to statements in or omissions from any Issuer Free Writing Prospectus in reliance upon and in conformity with written information furnished to the Company by any Underwriter through the Representatives specifically for use therein, it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in the Terms Agreement.

(vii) The Company has been duly incorporated and is an existing corporation in good standing under the laws of the State of Florida, with power and authority (corporate and other) to own its properties and conduct its business as described in the General Disclosure Package; and the Company is duly qualified to do business as a foreign corporation in good standing in all other jurisdictions in which its ownership or lease of property or the conduct of its business requires such qualification, except where the failure to be so qualified or in good standing, would not, in the aggregate, reasonably be expected to have a material adverse effect on the condition (financial or other) business, operations, properties, assets, liabilities or results of operations or prospects of the Company and its subsidiaries taken as a whole (“Material Adverse Effect”).

(viii) Each subsidiary of the Company has been duly incorporated or organized and is existing and is in good standing (if such jurisdiction recognizes such concept) under the laws of the jurisdiction of its incorporation or organization, with power and authority (corporate and other) to own its properties and conduct its business as described in the General Disclosure Package; and each subsidiary of the Company is duly qualified to do business as a foreign corporation or limited liability company and is in good standing (if such jurisdiction recognizes such concept) in all other jurisdictions in which its ownership or lease of property or the conduct of its business requires such qualification except in jurisdictions where the failure to be so qualified or in good standing would not have a Material Adverse Effect; all of the issued and outstanding capital stock or other equity interests of each subsidiary of the Company has been duly authorized and validly issued and is fully paid and, if capital stock, nonassessable; and the capital stock or other equity interests of each subsidiary owned by the Company, directly or through subsidiaries, is owned free from liens, encumbrances and defects.

(ix) The Offered Securities and all other outstanding shares of capital stock of the Company have been duly authorized; all outstanding shares of capital stock of the Company are, and, when the Offered Securities have been delivered and paid for in accordance with the Terms Agreement on the Closing Date (as defined below), such Offered Securities will have been, validly issued, fully paid and nonassessable, will be consistent with the information in the General Disclosure Package and will conform to the description thereof contained in the Prospectus; and the stockholders of the Company have no preemptive rights with respect to its Common Stock.

(x) Except as disclosed in the General Disclosure Package, there are no contracts, agreements or understandings between the Company and any person that would give rise to a valid claim against the Company or any Underwriter for a brokerage commission, finder’s fee or other like payment.

(xi) Except as disclosed in the General Disclosure Package, there are no contracts, agreements or understandings between the Company and any person granting such person the right to require the Company to file a registration statement under the Act with respect to any securities of the Company owned or to be owned by such person or to require the Company to include such securities in the securities registered pursuant to the Registration Statement or in any securities being registered pursuant to any other registration statement filed by the Company under the Act.

(xii) The Offered Securities have been approved for listing on Nasdaq Stock Market’s National Market (“Nasdaq National Market”), subject to notice of issuance.

(xiii) No consent, approval, authorization, or order of, or filing with, any governmental agency or body or any court having jurisdiction over the Company or any of its subsidiaries is required for the consummation of the transactions contemplated by the Terms Agreement (including the provisions of this Agreement) in connection with the issuance and sale of the Offered Securities by the Company, except for the registration of the Offered Securities and such as have been obtained or may be required under the Exchange Act, by the National Association of Securities Dealers, Inc., or applicable state securities laws.

(xiv) The execution, delivery and performance of the Terms Agreement (including the provisions of this Agreement) by the Company and the issuance and sale of the Offered Securities will not result in a breach or violation of any of the terms and provisions of, or constitute a default under (A) any statute, any rule, regulation or order of any governmental agency or body or any court, domestic or foreign, having jurisdiction over the Company or any subsidiary of the Company or any of their properties, (B) any agreement or instrument to which the Company or any such subsidiary is a party or by which the Company or any such subsidiary is bound or to which any of the properties of the Company or any such subsidiary is subject, or (C) the charter or by laws of the Company or any such subsidiary, except in the case of clause (B), such breach, violation or default as would not reasonably be expected to have a Material Adverse Effect; and the Company has full power and authority to authorize, issue and sell the Offered Securities as contemplated by the Terms Agreement (including the provisions of this Agreement).

(xv) The Terms Agreement (including the provisions of this Agreement) has been duly authorized, executed and delivered by the Company.

(xvi) Except as disclosed in the General Disclosure Package, the Company and its subsidiaries have good and marketable title to all real properties and good title to all other properties and assets owned by them and material to the business of the Company and its subsidiaries taken as a whole, in each case free from liens, encumbrances and defects that would materially affect the value thereof or materially interfere with the use made or to be made thereof by them; and except as disclosed in the General Disclosure Package, the Company and its subsidiaries hold any leased real or personal property material to the business of the Company and its subsidiaries taken as a whole, under leases that are in full force and effect with no exceptions that would materially interfere with the use made or to be made thereof by them.

(xvii) The Company and its subsidiaries possess adequate certificates, authorities or permits issued by appropriate governmental agencies or bodies necessary to conduct the business now operated by them except where the failure to so possess would not result in a Material Adverse Effect and have not received any notice of proceedings relating to the revocation or modification of any such certificate, authority or permit that, if determined adversely to the Company or any of its subsidiaries, would individually or in the aggregate have a Material Adverse Effect.

(xviii) No labor dispute with the employees of the Company or any subsidiary exists or, to the knowledge of the Company, is imminent that might have a Material Adverse Effect.

(xix) Except as disclosed in the General Disclosure Package, neither the Company nor any of its subsidiaries is in violation of any statute, any rule, regulation, decision or order of any governmental agency or body or any court, domestic or foreign, relating to the use, disposal or release of hazardous or toxic substances or relating to the protection or restoration of the environment or human exposure to hazardous or toxic substances (collectively, “environmental laws”), owns or operates any real property contaminated with any substance that is subject to any environmental laws, is liable for any off site disposal or contamination pursuant to any environmental laws, or is subject to any claim relating to any environmental laws, which violation, contamination, liability or claim would individually or in the aggregate have a Material Adverse Effect; and the Company is not aware of any pending investigation which might lead to such a claim.

(xx) Except as disclosed in the General Disclosure Package, there are no pending actions, suits or proceedings against or affecting the Company, any of its subsidiaries or any of their respective properties that, if determined adversely to the Company or any of its subsidiaries, would individually or in the aggregate have a Material Adverse Effect, or would materially and adversely affect the ability of the Company to perform its obligations under the Terms Agreement (including the provisions of this Agreement) or which are otherwise material in the context of the sale of the Offered Securities; and no such actions, suits or proceedings are threatened or, to the Company’s knowledge, contemplated.

(xxi) The financial statements together with the related schedules and notes included in the Registration Statement and General Disclosure Package present fairly the financial position of the Company and its consolidated subsidiaries as of the dates shown and their results of operations and cash flows for the periods shown, and such financial statements have been prepared in conformity with the generally accepted accounting principles in the United States applied on a consistent basis; any schedules included in the Registration Statement present fairly the information required to be stated therein; and if pro forma financial statements are included in the Registration Statement and General Disclosure Package: the assumptions used in preparing the pro forma financial statements included in the Registration Statement and the General Disclosure Package provide a reasonable basis for presenting the significant effects directly attributable to the transactions or events described therein, the related pro forma adjustments give appropriate effect to those assumptions, and the pro forma columns therein reflect the proper application of those adjustments to the corresponding historical financial statement amounts.

(xxii) Except as disclosed in the General Disclosure Package, since the date of the latest audited financial statements included in the General Disclosure Package there has been no material adverse change, nor any development or event involving a prospective material adverse change, in the condition (financial or other), business, properties or results of operations of the Company and its subsidiaries taken as a whole, and, except as disclosed in or contemplated by the General Disclosure Package, there has been no dividend or distribution of any kind declared, paid or made by the Company on any class of its capital stock.

(xxiii) The Company is subject to the reporting requirements of either Section 13 or Section 15(d) of the Securities Exchange Act of 1934 and files reports with the Commission on the Electronic Data Gathering, Analysis, and Retrieval (EDGAR) system.

(xxiv) The Company is not and, after giving effect to the offering and sale of the Offered Securities and the application of the proceeds thereof as described in the General Disclosure Package, will not be an “investment company” as defined in the Investment Company Act of 1940.

(xxv) Neither the Company nor any of its affiliates does business with the government of Cuba or with any person or affiliate located in Cuba within the meaning of Section 517.075, Florida Statutes and the Company agrees to comply with such Section if prior to the completion of the distribution of the Offered Securities it commences doing such business.

(xxvi) The Company and its subsidiaries own, possess or can acquire on reasonable terms sufficient trademarks, trade names, patent rights, copyrights, domain names, licenses, approvals, trade secrets, inventions, technology, know-how and other intellectual property and similar rights, including registrations and applications for registration thereof (collectively, “Intellectual Property Rights”) necessary or material to the conduct of the business now conducted or proposed in the General Disclosure Package to be conducted by them, and the expected expiration of any such Intellectual Property Rights would not, individually or in the aggregate, have a Material Adverse Effect. Except as disclosed in the General Disclosure Package (i) to the Company’s knowledge, there are no rights of third parties to any of the Intellectual Property Rights owned by the Company or its subsidiaries; (ii) there is no material infringement, misappropriation breach, default or other violation, or the occurrence of any event that with notice or the passage of time would constitute any of the foregoing, by the Company, its subsidiaries or, to the Company’s knowledge, third parties of any of the Intellectual Property Rights of the Company or its subsidiaries; (iii) there is no pending or, to the Company’s knowledge, threatened action, suit, proceeding or claim by others challenging the Company’s or any subsidiary’s rights in or to, or the violation of any of the terms of, any of their Intellectual Property Rights, and the Company is unaware of any facts which would form a reasonable basis for any such claim; (iv) there is no pending or, to the Company’s knowledge, threatened action, suit, proceeding or claim by others challenging the validity, enforceability or scope of any such Intellectual Properly Rights, and the Company is unaware of any facts which would form a reasonable basis for any such claim; (v) there is no pending or, to the Company’s knowledge, threatened action, suit, proceeding or claim by others that the Company or any subsidiary infringes, misappropriates or otherwise violates or conflicts with any Intellectual Property Rights or other proprietary rights of others and the Company is unaware of any other fact which would form a reasonable basis for any such claim; and (vi) none of the Intellectual Property Rights used by the Company or its subsidiaries in their businesses has been obtained or is being used by the Company or its subsidiaries in violation of any contractual obligation binding on the Company, any of its subsidiaries in violation of the rights of any persons, except in each case covered by clauses (i) - (vi) such as would not, if determined adversely to the Company or any of its subsidiaries, individually or in the aggregate, have a Material Adverse Effect.

(xxvii) Neither the Company, any of its subsidiaries, any person who controls the Company within the meaning of Section 15 of the Act and, nor, to the Company’s knowledge, any of their respective officers, directors, supervisors, managers, agents, or employees, have violated, and the Company’s participation in the offering will not violate the following laws: (a) anti-bribery laws, including but not limited to, any applicable law, rule, or regulation of any locality, including but not limited to any law, rule, or regulation promulgated to implement the OECD Convention on Combating Bribery of Foreign Public Officials in International Business Transactions, signed December 17, 1997, including the U.S. Foreign Corrupt Practices Act of 1977 or any other law, rule or regulation of similar purpose and scope, (b) anti-money laundering laws, including but not limited to, applicable federal, state, international, foreign or other laws, regulations or government guidance regarding anti-money laundering, including, without limitation, Title 18 U.S. Code section 1956 and 1957, the Patriot Act, the Bank Secrecy Act, and international anti-money laundering principals or procedures by an intergovernmental group or organization, such as the Financial Action Task Force on Money Laundering, of which the United States is a member and with which designation the United States representative to the group or organization continues to concur, all as amended, and any Executive order, directive, or regulation pursuant to the authority of any of the foregoing, or any orders or licenses issued thereunder or (c) laws and regulations imposing U.S. economic sanctions measures, including, but not limited to, the International Emergency Economic Powers Act, the Trading with the Enemy Act, the United Nations Participation Act, and the Syria Accountability and Lebanese Sovereignty Act, all as amended, and any Executive Order, directive, or regulation pursuant to the authority of any of the foregoing, including the regulations of the United States Treasury Department set forth under 31 CFR, Subtitle B, Chapter V, as amended, or any orders or licenses issued thereunder.

(b) Each Selling Stockholder severally (and not jointly and severally) represents and warrants to, and/or agrees with, as appropriate, the several Underwriters that:

(i) Such Selling Stockholder has full right and capacity to enter into this Agreement, and has and on the Closing Date (as defined below) will have valid and unencumbered ownership rights to the Offered Securities to be delivered by such Selling Stockholder on such Closing Date (except for such encumbrances created or arising by, through or under any Underwriter) and full right and capacity to sell, assign, transfer and deliver the Offered Securities to be delivered by such Selling Stockholder on such Closing Date hereunder; and upon the delivery of and payment for the Offered Securities on the Closing Date hereunder the Underwriters will acquire valid and unencumbered ownership rights to the Offered Securities to be delivered by such Selling Stockholder on such Closing Date (except for such encumbrances created or arising by, through or under any Underwriter).

(ii) At the time the Registration Statement initially became effective, at the time of each amendment thereto for the purposes of complying with Section 10(a)(3) of the Act (whether by post effective amendment, incorporated report or form of prospectus) and on the Effective Date relating to the Offered Securities, the Registration Statement conformed and will conform in all respects to the requirements of the Act and the Rules and Regulations and did not and will not include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading. On the date of each Terms Agreement referred to in Section 3, the Registration Statement and the Prospectus will conform in all respects to the requirements of the Act and the Rules and Regulations, and neither of such documents will include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, except that the foregoing does not apply to statements in or omissions from any of such documents based upon written information furnished to the Company by any Underwriter through the Representatives, if any, specifically for use therein.

(iii) Except as disclosed in the General Disclosure Package, there are no contracts, agreements or understandings between such Selling Stockholder and any person that would give rise to a valid claim against the Company or any Underwriter for a brokerage commission, finder’s fee or other like payment as a result of the sale by such Selling Stockholder of such Selling Stockholder’s Offered Securities hereunder.

3. Purchase and Offering of Offered Securities. The obligation of the Underwriters to purchase the Offered Securities will be evidenced by an agreement or exchange of other written communications (“Terms Agreement”) at the time the Company and the Selling Stockholders determine to sell the Offered Securities. The Terms Agreement will incorporate by reference the provisions of this Agreement, except as otherwise provided therein, and will specify the firm or firms which will be Underwriters, the names of any Representatives, the number of shares to be purchased by each Underwriter and the purchase price to be paid by the Underwriters. The Terms Agreement will also specify the time and date of delivery and payment (such time and date, or such other time not later than seven full business days thereafter as the Underwriter first named in the Terms Agreement (the “Lead Underwriter”) and the Company and the Selling Stockholders agree as the time for payment and delivery, being herein and in the Terms Agreement referred to as the “Closing Date”), the place of delivery and payment and any details of the terms of offering that should be reflected in the prospectus supplement relating to the offering of the Offered Securities. For purposes of Rule 15c6 1 under the Securities Exchange Act of 1934, the Closing Date (if later than the otherwise applicable settlement date) shall be the date for payment of funds and delivery of securities for all the Offered Securities sold pursuant to the offering. The obligations of the Underwriters to purchase the Offered Securities will be several and not joint. It is understood that the Underwriters propose to offer the Offered Securities for sale as set forth in the Prospectus.

The Offered Securities delivered to the Underwriters on the Closing Date will be in a form reasonably acceptable to the Lead Underwriter.

As compensation for the Underwriters’ commitments, each Selling Stockholder will pay to the Lead Underwriter for the Underwriters proportionate accounts a sum, as specified in the Terms Agreement, times the total number of Offered Securities purchased by the Underwriters from such Selling Stockholder on the Closing Date.

4. Certain Agreements of the Company and the Selling Stockholders. The Company agrees with the several Underwriters and the Selling Stockholders that it will furnish to counsel for the Underwriters, one conformed copy of the registration statement relating to the Registered Securities, including all exhibits, in the form it became effective and of all amendments thereto and that, in connection with each offering of Offered Securities:

(a) The Company has filed or will file each Statutory Prospectus (including the Prospectus) pursuant to and in accordance with Rule 424(b)(2) (or, if applicable and consented to by the Lead Underwriter, subparagraph (5)), in the manner and within the time period required by Rule 424(b)(2). The Company has complied and will comply with Rule 433.

(b) The Company will advise the Lead Underwriter promptly of its intention to amend or supplement the Registration Statement or any Statutory Prospectus and will furnish the Lead Underwriter with copies of any such documents in a reasonable amount of time prior to filing such proposed amendment or supplement; and the Company will also advise the Lead Underwriter promptly of the filing of any such amendment or supplement and of the institution by the Commission of any stop order proceedings in respect of the Registration Statement or of any part thereof and will use its reasonable best efforts to prevent the issuance of any such stop order and to obtain as soon as possible its lifting, if issued.

(c) If, at any time when a prospectus relating to the Offered Securities is (or but for the exemption in Rule 172 under the Act would be) required to be delivered under the Act in connection with sales by any Underwriter or dealer, any event occurs as a result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if it is necessary at any time to amend the Prospectus to comply with the Act, the Company promptly will notify the Lead Underwriter of such event and will promptly prepare and file with the Commission, at its own expense, an amendment or supplement which will correct such statement or omission or an amendment which will effect such compliance. Neither the Lead Underwriter’s consent to, nor the Underwriters’ delivery of, any such amendment or supplement shall constitute a waiver of any of the conditions set forth in Section 6 hereof.

(d) As soon as practicable, but not later than 18 months, after the date of each Terms Agreement, the Company will make generally available to its securityholders an earnings statement covering a period of at least 12 months beginning after the date of such Terms Agreement and satisfying the provisions of Section 11(a) of the Act.

(e) The Company will furnish to the Representatives copies of the Registration Statement, including all exhibits, any related preliminary prospectus, any related preliminary prospectus supplement, the Prospectus and all amendments and supplements to such documents, in each case as soon as available and in such quantities as the Lead Underwriter reasonably requests. The Company and the Selling Stockholders will pay the expenses of printing and distributing to the Underwriters all such documents.

(f) The Company will arrange for the qualification of the Offered Securities for sale under the laws of such jurisdictions as the Lead Underwriter designates and will continue such qualifications in effect so long as required for the distribution.

(g) The Company and the Selling Stockholders will pay all expenses incident to the performance of their obligations under the Terms Agreement (including the provisions of this Agreement), for any filing fees or other expenses (including fees and disbursements of counsel) in connection with qualification of the Registered Securities for sale for any applicable filing fee incident to, the review by the National Association of Securities Dealers, Inc. of the Registered Securities, for any travel expenses of the Company’s officers and employees and any other expenses of the Company in connection with attending or hosting meetings with prospective purchasers of Registered Securities, including the cost of any aircraft chartered in connection with attending or hosting such meetings, for expenses incurred in preparing, printing and distributing each Statutory Prospectus to the Underwriters and for expenses incurred in preparing, printing and distributing each Issuer Free Writing Prospectus to investors and prospective investors.

(h) The Company and each Selling Stockholder will not offer, sell, contract to sell, pledge or otherwise dispose of, directly or indirectly, or file with the Commission a registration statement under the Act relating to, any additional shares of its Common Stock or securities convertible into or exchangeable or exercisable for any shares of its Common Stock, or publicly disclose the intention to make any such offer, sale, pledge, disposition or filing, without the prior written consent of the Lead Underwriter for the period specified under “Blackout” in the Terms Agreement except for issuances of Common Stock pursuant to the conversion or exchange of convertible or exchangeable securities or the exercise of warrants or options, in each case outstanding on the date of the Terms Agreement, or grants of employee stock options pursuant to the terms of a plan in effect on the date of the Terms Agreement.

5. Free Writing Prospectuses. (a) (i) The Company represents and agrees that, unless it obtains the prior consent of the Lead Underwriter, and each Underwriter represents and agrees that, unless it obtains the prior consent of the Company and the Lead Underwriter, it has not prepared or used, authorized the use of, referred to or participated in the planning for the use of, and will not prepare or use, authorize the use of, refer to or participate in the planning for the use of an Issuer Free Writing Prospectus, or that would otherwise constitute a “free writing prospectus,” as defined in Rule 405. Any such free writing prospectus consented to by the Company and the Lead Underwriter is hereinafter referred to as a “Permitted Free Writing Prospectus.” The Company represents that it has treated and agrees that it will treat each Permitted Free Writing Prospectus as an “issuer free writing prospectus,” as defined in Rule 433, and has complied and will comply with the requirements of Rules 164 and 433 applicable to any Permitted Free Writing Prospectus, including timely Commission filing where required, legending and record keeping; (ii) the Underwriters covenant with the Company that the Underwriters will not use, authorize the use of, refer to, or participate in the planning for the use of, an “free writing prospectus”, as defined in Rule 405 under the 1933 Act which term includes use of any written information furnished to the Commission by the Company and not incorporated by reference into the Registration Statement other than (i) any Issuer Free Writing Prospectus identified on Schedule A or (ii) any Underwriter Free Writing Prospectus approved by the Company in advance in writing.

(b) If so indicated in the Terms Agreement, the Company will prepare a final term sheet relating to the Offered Securities, containing only information that describes the final terms of the Offered Securities and otherwise in a form consented to by the Lead Underwriter, and will file such final term sheet within the period required by Rule 433(d)(5)(ii) following the date such final terms have been established for all classes of the offering of the Offered Securities. Any such final term sheet is an Issuer Free Writing Prospectus and a Permitted Free Writing Prospectus for purposes of this Agreement. Subject to receipt of the Company’s prior written consent, which consent shall not be unreasonably withheld, any Underwriter may use a free writing prospectus that contains only (i)(x) information describing the preliminary terms of the Offered Securities or their offering or (y) information that describes the final terms of the Offered Securities or their offering and that is included in the final term sheet of the Company contemplated in the first sentence of this subsection or (ii) other information that is not “issuer information,” as defined in Rule 433, it being understood that any such free writing prospectus referred to in clauses (i) or (ii) above shall not be an Issuer Free Writing Prospectus for purposes of this Agreement.

6. Conditions of the Obligations of the Underwriters. The obligations of the several Underwriters to purchase and pay for the Offered Securities will be subject to the accuracy of the representations and warranties on the part of the Company and the Selling Stockholders herein, to the accuracy of the statements of Company officers made pursuant to the provisions hereof, to the performance by the Company and the Selling Stockholders of their obligations hereunder and to the following additional conditions precedent:

(a) On or prior to the date of the Terms Agreement, the Representatives shall have received a letter in form and substance reasonably satisfactory to you, dated the date of delivery thereof, of KPMG LLP.

(b) The Prospectus shall have been filed with the Commission in accordance with the Rules and Regulations and Section 4(a) of this Agreement. No stop order suspending the effectiveness of the Registration Statement or of any part thereof shall have been issued and no proceedings for that purpose shall have been instituted or, to the knowledge of the Company or any Underwriter, shall be contemplated by the Commission.

(c) Subsequent to the execution of the Terms Agreement, there shall not have occurred (i) any change, or any development or event involving a prospective change, in the condition (financial or other), business, properties or results of operations of the Company and its subsidiaries taken as one enterprise which, in the judgment of a majority in interest of the Underwriters including any Representatives, is material and adverse and makes it impractical or inadvisable to proceed with completion of the public offering or the sale of and payment for the Offered Securities; (ii) any downgrading in the rating of any debt securities of the Company by any “nationally recognized statistical rating organization” (as defined for purposes of Rule 436(g) under the Act), or any public announcement that any such organization has under surveillance or review its rating of any debt securities of the Company (other than an announcement with positive implications of a possible upgrading, and no implication of a possible downgrading, of such rating); (iii) any change in U.S. or international financial, political or economic conditions or currency exchange rates or exchange controls as would, in the judgment of a majority in interest of the Underwriters including any Representatives, be likely to prejudice materially the success of the proposed issue, sale or disposition of the Offered Securities, whether in the primary market or in respect of dealings in the secondary market; (iv) any material suspension or material limitation of trading in securities generally on the New York Stock Exchange or any setting of minimum prices for trading on such exchange; (v) or any suspension of trading of any securities of the Company on any exchange or in the over the counter market; (vi) any banking moratorium declared by U.S. Federal or New York authorities; (vii) any major disruption of settlements of securities or clearance services in the United States; or (viii) any attack on, outbreak or escalation of hostilities or act of terrorism involving the United States, any declaration of war by Congress or any other national or international calamity or emergency if, in the judgment of a majority in interest of the Underwriters including any Representatives, the effect of any such attack, outbreak, escalation, act, declaration, calamity or emergency makes it impractical or inadvisable to proceed with completion of the public offering or the sale of and payment for the Offered Securities.

(d) The Representatives shall have received an opinion, dated the Closing Date, of Gunster, Yoakley & Stewart, P.A., counsel for the Company, substantially to the effect set forth in Exhibit A hereto and otherwise in form and substance reasonably satisfactory to the Representatives.

(e) The Representatives shall have received an opinion, dated such Closing Date, of Gunster, Yoakley & Stewart, P.A., counsel for the Selling Stockholders, substantially to the effect set forth in Exhibit B hereto and otherwise in form and substance reasonably satisfactory to the Representatives.

(f) The Representatives shall have received from Shearman & Sterling LLP, counsel for the Underwriters, such opinion or opinions, dated the Closing Date, with respect to such matters as the Representatives may require, and the Company shall have furnished to such counsel such documents as they request for the purpose of enabling them to pass upon such matters.

(g) The Representatives shall have received a certificate, dated the Closing Date, of the President or any Vice President and a principal financial or accounting officer of the Company in which such officers, to the best of their knowledge after reasonable investigation, shall state that the representations and warranties of the Company in this Agreement are true and correct, that the Company has complied with all agreements and satisfied all conditions on its part to be performed or satisfied hereunder at or prior to the Closing Date, that no stop order suspending the effectiveness of the Registration Statement or of any part thereof has been issued and no proceedings for that purpose have been instituted or are contemplated by the Commission and that, subsequent to the date of the most recent financial statements in the General Disclosure Package, there has been no material adverse change, nor any development or event involving a prospective material adverse change, in the condition (financial or other), business, properties or results of operations of the Company and its subsidiaries taken as a whole except as set forth in the General Disclosure Package or as described in such certificate.

(h) The Representatives shall have received a letter, dated the Closing Date, of KPMG LLP which meets the requirements of subsection (a) of this Section, except that the specified date referred to in such subsection will be a date not more than three days prior to the Closing Date for the purposes of this subsection.

(i) The Company shall have obtained and delivered to you a lock-up agreement substantially in the form of Schedule C of the Terms Agreement from each executive officer and director of the Company.

(j) To avoid a 28% backup withholding tax each Selling Stockholder agrees to deliver to the Lead Underwriter prior to closing a properly completed and executed United States Treasury Department Form W-9 (or other applicable form or statement specified by Treasury Department regulations in lieu thereof).

The Selling Stockholders and the Company will furnish the Representatives with such conformed copies of such opinions, certificates, letters and documents as the Representatives reasonably request. The Lead Underwriter may in its sole discretion waive on behalf of the Underwriters compliance with any conditions to the obligations of the Underwriters under this Agreement and the Terms Agreement.

7. Indemnification and Contribution. (a) The Company will indemnify and hold harmless each Underwriter, its partners, members, directors officers and its affiliates and each person, if any, who controls such Underwriter within the meaning of Section 15 of the Act, against any losses, claims, damages or liabilities, joint or several, to which such Underwriter may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement at any time, any Statutory Prospectus at any time, the Prospectus or any Issuer Free Writing Prospectus, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse each Underwriter for any legal or other expenses reasonably incurred by such Underwriter in connection with investigating or defending any such loss, claim, damage, liability or action as such expenses are incurred; provided, however, that the Company will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement in or omission or alleged omission from any of such documents in reliance upon and in conformity with written information furnished to the Company by any Underwriter through the Representatives, if any, specifically for use therein, it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in the Terms Agreement.

(b) Each Selling Stockholder severally, and not jointly and severally, will indemnify and hold harmless each Underwriter, its partners, members, directors, officers and its affiliates and each person, if any, who controls such Underwriter within the meaning of Section 15 of the Act, against any losses, claims, damages or liabilities, joint or several, to which such Underwriter may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement at any time, any Statutory Prospectus at any time, the Prospectus or any Issuer Free Writing Prospectus, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse each Underwriter for any legal or other expenses reasonably incurred by such Underwriter in connection with investigating or defending any such loss, claim, damage, liability or action as such expenses are incurred; provided, however, that the Selling Stockholders will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement in or omission or alleged omission from any of such documents in reliance upon and in conformity with written information furnished to the Company by an Underwriter through the Representatives specifically for use therein, it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in subsection (c) below. Notwithstanding anything contained in this Agreement to the contrary, the maximum liability of each Selling Stockholder under this Agreement and the Terms Agreements, including without limitation, any liability of such Selling Stockholder under this Section 7, shall not exceed an amount equal to the aggregate amount of the net purchase price proceeds (net of underwriting discounts and commissions before expenses) paid to such Selling Stockholder for the Offered Securities sold by such Selling Stockholder under this Agreement and any and all Terms Agreements.

(c) Each Underwriter will severally and not jointly indemnify and hold harmless the Company, its directors and officers and each person, if any, who controls the Company within the meaning of Section 15 of the Act, and each Selling Stockholder against any losses, claims, damages or liabilities to which the Company or such Selling Stockholder may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement at any time, any Statutory Prospectus at any time, the Prospectus or any Issuer Free Writing Prospectus, or other “free writing prospectus’ that is not an Issuer Free Writing Prospectus used by an Underwriter or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to the Company by such Underwriter through the Representatives, if any, specifically for use therein, and will reimburse any legal or other expenses reasonably incurred by the Company and each Selling Stockholder in connection with investigating or defending any such loss, claim, damage, liability or action as such expenses are incurred, it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in the Terms Agreement.

(d) Promptly after receipt by an indemnified party under this Section of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under subsection (a), (b) or (c) above, notify the indemnifying party of the commencement thereof; but the failure to notify the indemnifying party shall not relieve it from any liability that it may have under subsection (a), (b) or (c) above except to the extent that it has been materially prejudiced (through the forfeiture of substantive rights or defenses) by such failure; and provided further that the failure to notify the indemnifying party shall not relieve it from any liability that it may have to an indemnified party otherwise than under subsection (a), (b) or (c) above. In case any such action is brought against any indemnified party and it notifies the indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein and, to the extent that it may wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party), and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party will not be liable to such indemnified party under this Section for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation. No indemnifying party shall, without the prior written consent of the indemnified party, which shall not be unreasonably withheld, effect any settlement of any pending or threatened action in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party unless such settlement (i) includes an unconditional release of such indemnified party from all liability on any claims that are the subject matter of such action and (ii) does not include a statement as to, or an admission of, fault, culpability or a failure to act by or behalf of an indemnified party.

(e) If the indemnification provided for in this Section is unavailable or insufficient to hold harmless an indemnified party under subsection (a), (b) or (c) above, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of the losses, claims, damages or liabilities referred to in subsection (a), (b) or (c) above (i) in such proportion as is appropriate to reflect the relative benefits received by the Company and the Selling Stockholders on the one hand and the Underwriters on the other from the offering of the Offered Securities or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company and the Selling Stockholders on the one hand and the Underwriters on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities as well as any other relevant equitable considerations. The relative benefits received by the Company and the Selling Stockholders on the one hand and the Underwriters on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Company and the Selling Stockholders bear to the total underwriting discounts and commissions received by the Underwriters. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company, the Selling Stockholders or the Underwriters and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The amount paid by an indemnified party as a result of the losses, claims, damages or liabilities referred to in the first sentence of this subsection (e) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any action or claim which is the subject of this subsection (e). Notwithstanding the provisions of this subsection (e), no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Offered Securities underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters’ obligations in this subsection (e) to contribute are several in proportion to their respective underwriting obligations and not joint.

(f) The obligations of the Company and the Selling Stockholders under this Section shall be in addition to any liability which the Company and the Selling Stockholders may otherwise have and shall extend, upon the same terms and conditions, to each person, if any, who controls any Underwriter within the meaning of the Act; and the obligations of the Underwriters under this Section shall be in addition to any liability which the respective Underwriters may otherwise have and shall extend, upon the same terms and conditions, to each director of the Company, to each officer of the Company who has signed the Registration Statement and to each person, if any, who controls the Company within the meaning of the Act.

8. Default of Underwriters. If any Underwriter or Underwriters default in their obligations to purchase Offered Securities under the Terms Agreement and the aggregate number of shares of Offered Securities that such defaulting Underwriter or Underwriters agreed but failed to purchase does not exceed 10% of the aggregate number of shares of Offered Securities, the Lead Underwriter may make arrangements satisfactory to the Company for the purchase of such Offered Securities by other persons, including any of the Underwriters, but if no such arrangements are made by the Closing Date, the non defaulting Underwriters shall be obligated severally, in proportion to their respective commitments under the Terms Agreement (including the provisions of this Agreement), to purchase the Offered Securities that such defaulting Underwriters agreed but failed to purchase. If any Underwriter or Underwriters so default and the aggregate number of shares of Offered Securities with respect to which such default or defaults occur exceeds 10% of the aggregate number of shares of Offered Securities and arrangements satisfactory to the Lead Underwriter and the Company for the purchase of such Offered Securities by other persons are not made within 36 hours after such default, the Terms Agreement will terminate without liability on the part of any non defaulting Underwriter or the Company, except as provided in Section 7. As used in this Agreement, the term “Underwriter” includes any person substituted for an Underwriter under this Section. Nothing herein will relieve a defaulting Underwriter from liability for its default.

9. Survival of Certain Representations and Obligations. The respective indemnities, agreements, representations, warranties and other statements of the Selling Stockholders, of the Company or its officers and of the several Underwriters set forth in or made pursuant to the Terms Agreement (including the provisions of this Agreement) will remain in full force and effect, regardless of any investigation, or statement as to the results thereof, made by or on behalf of any Underwriter, any Selling Stockholders, the Company or any of their respective representatives, officers or directors or any controlling person, and will survive delivery of and payment for the Offered Securities. If the Terms Agreement is terminated pursuant to Section 8 or if for any reason the purchase of the Offered Securities by the Underwriters is not consummated, the Company and the Selling Stockholders shall remain responsible for the expenses to be paid or reimbursed by it pursuant to Section 4 and the respective obligations of the Company, the Selling Stockholders and the Underwriters pursuant to Section 8 shall remain in effect. If the purchase of the Offered Securities by the Underwriters is not consummated for any reason other than solely because of the termination of the Terms Agreement pursuant to Section 8 or the occurrence of any event specified in clause (iii), (iv), (vi), (vii) or (viii) of Section 6(c), the Company and the Selling Stockholders will reimburse the Underwriters for all out of pocket expenses (including fees and disbursements of counsel) reasonably incurred by them in connection with the offering of the Offered Securities.

10. Notices. All communications hereunder will be in writing and, if sent to the Underwriters, will be mailed, delivered or telegraphed and confirmed to them at their address furnished to the Company in writing for the purpose of communications hereunder or, if sent to the Company, will be mailed, delivered or telegraphed and confirmed to it at 11760 U.S. Highway One, Suite 500, North Palm Beach, FL 33408, Attention: Thomas R. Evans, President and Chief Executive Officer, or if sent to the Selling Stockholders, will be mailed, delivered or telegraphed and confirmed to at [                              ], Attention: [                     ].

11. Successors. The Terms Agreement (including the provisions of this Agreement) will inure to the benefit of and be binding upon the Company and such Underwriters as are identified in the Terms Agreement and their respective personal representatives, successors and the officers and directors and controlling persons referred to in Section 7, and no other person will have any right or obligation hereunder.

12. Representation of Underwriters. Any Representatives will act for the several Underwriters in connection with the financing described in the Terms Agreement, and any action under such Terms Agreement (including the provisions of this Agreement) taken by the Representatives jointly or by the Lead Underwriter will be binding upon all the Underwriters. [                            ] will act for the Selling Stockholders in connection with such transactions, and any action under or in respect of this Agreement taken by [                               ] will be binding upon all the Selling Stockholders.

13. Counterparts. The Terms Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same Agreement.

14. Absence of Fiduciary Relationship. The Company and the Selling Stockholders acknowledge and agrees that:

(a) the Representatives have been retained solely to act as underwriters in connection with the sale of Offered Securities and that no fiduciary, advisory or agency relationship between the Company or the Selling Stockholders, on the one hand, and the Representatives, on the other, has been created in respect of any of the transactions contemplated by the Terms Agreement (including the provisions of this Agreement incorporated by reference therein), irrespective of whether the Representatives have advised or are advising the Company or the Selling Stockholders on other matters;

(b) the price of the Offered Securities set forth in the Terms Agreement was established by the Company and the Selling Stockholders following discussions and arms length negotiations with the Representatives and the Company and the Selling Stockholders are capable of evaluating and understanding and understands and accepts the terms, risks and conditions of the transactions contemplated by the Terms Agreement;

(c) the Company and the Selling Stockholders have been advised that the Representatives and their affiliates are engaged in a broad range of transactions which may involve interests that differ from those of the Company or the Selling Stockholders and that the Representatives have no obligation to disclose such interests and transactions to the Company or the Selling Stockholders by virtue of any fiduciary, advisory or agency relationship; and

(d) the Company and the Selling Stockholders waive, to the fullest extent permitted by law, any claims each may have against the Representatives for breach of fiduciary duty or alleged breach of fiduciary duty and agrees that the Representatives shall have no liability (whether direct or indirect) to the Company or the Selling Stockholders in respect of such a fiduciary duty claim or to any person asserting a fiduciary duty claim on behalf of or in right of the Company, including stockholders, employees or creditors of the Company.

15. Applicable Law. This Agreement and the Terms Agreement shall be governed by, and construed in accordance with, the laws of the State of New York, without regard to principles of conflicts of laws.

The Company hereby submits to the non exclusive jurisdiction of the Federal and state courts in the Borough of Manhattan in The City of New York in any suit or proceeding arising out of or relating to the Terms Agreement (including the provisions of this Agreement) or the transactions contemplated thereby.

[Signature page follows]

If the foregoing is in accordance with the Representative’s understanding of our agreement, kindly sign and return to the Company one of the counterparts hereof, whereupon it will become a binding agreement between the Company, the Selling Stockholders and the several Underwriters in accordance with its terms.

Very truly yours,

Bankrate, Inc.

By
Title:

The Selling Stockholders

The foregoing Agreement is hereby confirmed and accepted as of the date first above written.

Credit Suisse Securities (USA) LLC

By
Title:

Acting on behalf of itself and as the Representative of the several Underwriters.

TERMS AGREEMENT

                           , 2006

Credit Suisse Securities (USA) LLC,
As Representative of the Several Underwriters,
Eleven Madison Avenue,
New York, NY 10010-3629

Bankrate, Inc., a Florida corporation (“Company”) and the stockholders listed in Schedule I hereto (“Selling Stockholders”) severally (and not jointly and severally) agree to sell to the several Underwriters named in Schedule A hereto for their respective accounts, on and subject to the terms and conditions of the Underwriting Agreement filed as an exhibit to the Company’s registration statement on Form S-3 (No. 333 132698) (“Underwriting Agreement”), the following securities (“Offered Securities”) on the following terms:

Title: Common Stock

Number of Shares: [        ] shares by the Company, and [         ] shares by the Selling Stockholders

Over allotment: In addition, upon written notice from the Representative given to the Company from time to time not more than 30 days subsequent to the date hereof, the Underwriters may purchase up to additional shares of the Offered Securities (the “Optional Securities”) at the purchase price. The Company and the Selling Stockholders agree, severally and not jointly to sell to the Underwriters the Optional Securities, and the Underwriters agree, severally and not jointly, to purchase such Optional Securities. Such Optional Securities shall be purchased for the account of each Underwriter in the same proportion as the Number of Offered Securities set forth opposite such Underwriter’s name on Schedule A hereto (subject to adjustment by the Representative to eliminate fractions) and may be purchased by the Underwriters only for the purpose of covering over allotments made in connection with the sale of the Offered Securities. No Optional Securities shall be sold or delivered unless the Offered Securities previously have been, or simultaneously are, sold and delivered. The right to purchase the Optional Securities or any portion thereof may be exercised from time to time and to the extent not previously exercised may be surrendered and terminated at any time upon notice by the Representative to the Company.

Purchase Price: $[      ] per share.

Expected Reoffering Price: $[      ] per share, subject to change by the Representative.

Applicable Time: [    ]:00 [a/p]m (Eastern Time) on the date of this Terms Agreement.

Closing: 10.00 A.M. on May [   ], 2006, at [         ], in Federal (same day) funds.

Underwriters’ Compensation: $[      ] payable to the Representative for the proportionate accounts of the Underwriters on the Closing Date.

Blackout: The initial blackout period (the “Blackout Period”) will commence on the date of this Terms Agreement and will continue and include the date 90 days after the date of this Terms Agreement or such earlier date that Credit Suisse Securities (USA) LLC (“Credit Suisse”) consents to in writing; provided, however, that if (1) during the last 17 days of the initial Blackout Period, the Company releases earnings results or material news or a material event relating to the Company occurs or (2) prior to the expiration of the initial Blackout Period, the Company announces that it will release earnings results during the 16 day period beginning on the last day of the initial Blackout Period, then in each case the Blackout Period will be extended until the expiration of the 18 day period beginning on the date of release of the earnings results or the occurrence of the material news or material event, as applicable, unless Credit Suisse waives, in writing, such extension. The Company will provide Credit Suisse with notice of any announcement described in clause (2) of the preceding sentence that gives rise to an extension of the Blackout Period.

Name and Address of the Representative:

The respective numbers of shares of the Offered Securities to be purchased by each of the Underwriters are set forth opposite their names in Schedule A hereto.

The provisions of the Underwriting Agreement are incorporated herein by reference.

The Offered Securities will be made available for checking and packaging at the office of Shearman & Sterling LLP at least 24 hours prior to the Closing Date.

For purposes of Sections 2 and 7 of the Underwriting Agreement, the only information furnished to the Company by any Underwriter for use in the Prospectus consists of [          ].

If the foregoing is in accordance with your understanding of our agreement, kindly sign and return to the Company one of the counterparts hereof, whereupon it will become a binding agreement between the Company, the Selling Stockholders and the several Underwriters in accordance with its terms.

Very truly yours,

Bankrate, Inc.

By
[Insert title]

The Selling Stockholders

The foregoing Terms Agreement is hereby confirmed and accepted as of the date first above written.

Credit Suisse Securities (USA) LLC

By
Title:

Acting on behalf of itself and as the Representative of the several Underwriters.

SCHEDULE I

Selling Stockholder	Number of Shares to Be Sold

SCHEDULE A

Number of Shares

Total

SCHEDULE B

General Use Issuer Free Writing Prospectuses

Disclosure Referred to in Section 2(e) of the Underwriting Agreement

Disclosure Referred to in Section 6(d) of the Underwriting Agreement